UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2013, the Company's Board of Directors (the "Board") increased its size from seven to eight members, effective January 1, 2014, and appointed William J. "Johnny" Gresham, Jr., to the Board, effective January 1, 2014 to serve until the next annual meeting of the Company's stockholders in 2014 and until his successor is duly elected and qualified, or upon the earlier of his death, resignation or removal. Mr. Gresham was also appointed to the compensation and the nominating and corporate governance committees of the Board effective January 1, 2014.

Mr. Gresham is a well-known Georgia commercial real estate entrepreneur, a former Member of the Georgia House of Representatives, a 17-year board member for the Georgia Department of Transportation where he also served as Chairman and has served on many other boards of directors. The Company believes that Mr. Gresham's record of success in commercial real estate, his extensive experience in state government and his board experience qualifies him to serve as a director of the Company.

There are no arrangements or understandings between Mr. Gresham and any other persons pursuant to which Mr. Gresham was named a director of the Company. Mr. Gresham does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive offier. Mr. Gresham has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Gresham will receive compensation for his service as a director consistent with the Company's current policies for compensation of non-employee directors, including a pro-rated restricted stock grant for his service on the Board from January 1, 2014 until the next annual meeting of stockholders in 2014.

In accordance with the Company's customary practice, the Company intends to enter into its standard form of indemnification agreement with Mr. Gresham, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director of the Company. This description of Mr. Gresham's indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2013 as Exhibit 10.18.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: November 8, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer